UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	August 15, 2018

Synchrony Card Issuance Trust

Synchrony Card Funding, LLC

Synchrony Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-224689, 333-224689-01	82-3295851 (Synchrony Card Funding, LLC) 32-6494512 (Synchrony Card Issuance Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

0001724786 (Synchrony Card Funding, LLC) and 0001724789 (Synchrony Card Issuance Trust)

(Central Index Key for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Synchrony Card Issuance Trust (the “Trust”), Synchrony Card Funding, LLC (“Funding”) and Synchrony Bank (the “Bank”) entered into the Asset Representations Review Agreement, dated as of August 15, 2018 (the “ARR Agreement”), among the Bank, as seller and as servicer, Funding, as transferor, the Trust, as issuer, and Clayton Fixed Income Services LLC (“Clayton”), as asset representations reviewer, relating to the review of certain representations and warranties with respect to credit card accounts and receivables. A copy of the ARR Agreement is filed with this Form 8-K as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Asset Representations Review Agreement, dated as of August 15, 2018, among the Bank, Funding, the Trust and Clayton

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2018	Synchrony Card Funding, LLC

	By:	/s/ Andrew Lee
	Name:	Andrew Lee
	Title:	Vice President

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